UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2022

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Cassava Sciences, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6801 N Capital of Texas Highway, Building 1; Suite 300

Austin, Texas 78731

(Address of principal executive offices, including zip code)

(512) 501-2444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	ThereWritten communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SAVA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.  Entry into a Material Definitive Agreement.

On November 18, 2022, Cassava Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain investors (each, including its successors and assigns, a “Purchaser,” and collectively the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”) 1,666,667 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $30.00 per share, for gross proceeds of approximately $50 million.

The closing of the sale of the Shares under the Agreement occurred on November 22, 2022. The Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company, including a prohibition on sales of Common Stock or securities convertible or exchangeable into Common Stock by the Company for a period of 90 days after the closing of the sale of the Shares under the Agreement, and a prohibition on the Company from entering into agreements for or effecting certain variable rate transactions or securities issuances at future determined prices for a period of 90 days after the closing of the sale of the Shares under the Agreement, in each case subject to certain exceptions.

The net proceeds of the Offering are estimated to be approximately $47.3 million, after deducting placement agent fees and other estimated offering expenses. The Company intends to use the net proceeds from this Offering for working capital and general corporate purposes, including development of simufilam, the Company’s lead drug candidate for the treatment of Alzheimer’s disease.

H.C. Wainwright & Co., LLC (“Wainwright”) served as the exclusive placement agent for the issuance and sale of the Shares. As compensation for such services, the Company paid Wainwright an aggregate cash fee equal to 5.0% of the gross proceeds received by the Company from the sale of the Shares.

The Shares were offered and sold by the Company through a prospectus supplement pursuant to the Company’s automatic "shelf" registration statement on Form S-3, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 10, 2021 and became effective immediately upon filing (File No. 333-252931) (the “Registration Statement”). Securities issued pursuant to the Registration Statement may only be offered by means of a prospectus supplement. The Company has filed with the SEC the prospectus supplement, together with the accompanying prospectus, used in connection with the offer and sale of the Shares. In addition, a copy of the opinion of Orrick, Herrington & Sutcliffe LLP relating to the legality of the issuance and sale of the Shares pursuant to the Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K, and is also filed with reference to, and is hereby incorporated by reference in, the Registration Statement.

The form of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summaries of the terms of the Agreement is subject to, and qualified in its entirety by, the full text of such document, which is incorporated herein by reference. No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 8.01  Other Events

On November 18, 2022, the Company issued a press release announcing the Offering, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On November 22, 2022, the Company issued a press release announcing the closing of the Offering, a copy of which is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

10.1	Form of Securities Purchase Agreement, dated November 18, 2022, by and between Cassava Sciences, Inc. and the purchasers named therein

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (contained in Exhibit 5.1)

99.1	Press Release, dated November 18, 2022

99.2	Press Release, dated November 22, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASSAVA SCIENCES, INC.
a Delaware corporation

Date: November 22, 2022
	By:	/s/ ERIC J. SCHOEN
Eric J. Schoen
Chief Financial Officer